Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-09735 of Silver Diner, Inc. on Form S-3 and in Registration Statements No. 33-96684449 and No. 33-97535703 of Silver Diner, Inc. on Forms S-8 of our report dated March 14, 1997, appearing in this Annual Report on Form 10-K of Silver Diner, Inc. for the year ended December 29, 1996.


/s/ Deloitte & Touche LLP
_____________________________
March 14, 1997
Washington DC